UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024 (February 27, 2024)

Chenghe Acquisition I Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41246	98-1605340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore		189767
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

LatAmGrowth SPAC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	LATGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LATG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On February 27, 2024, Marcum LLP (“Marcum US”) was dismissed as the independent registered public accounting firm for the Company. The decision to dismiss Marcum US was approved by the Audit Committee of the Board of Directors of the Company.

During the year ended December 31, 2022, the period from May 20, 2021 (inception) through December 31, 2021and the subsequent interim period through February 27, 2024, (i) there were no disagreements between the Company and Marcum US on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Marcum US to make reference to such disagreements in its report on the financial statements for such years; and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the following:

Marcum US advised the Company, and the Company’s management concurred, that the following material weaknesses in internal control over financial reporting existed as of September 30, 2023 (which have been disclosed in our Quarterly Report for the quarter ended September 30, 2023):

1.	a failure to record accounting transactions in the proper accounting period;
2.	a failure to properly account and disclose of complex financial instruments, including those requiring the application of complex accounting principles as a means of differentiating between liability, temporary equity and permanent equity classification;
3.	a failure to timely reconcile accrued legal expenses and NASDAQ filing fees; and
4.	a failure to estimate the fair value of complex financial instruments, such as Class B ordinary shares, earnout provisions, and forfeiture provision.

The Audit Committee discussed the reportable events with Marcum US. The Company has authorized Marcum US to respond fully to the inquiries of Marcum Asia, as successor auditor, concerning the subject matter of the reportable events.

The report of Marcum US on the Company’s balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from May 20, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because of the Company’s liquidity condition and date for mandatory liquidation.

Before filing this Current Report on Form 8-K with the SEC, the Company provided Marcum US with a copy of the disclosures contained in this Item 4.01(a). The Company has requested that Marcum US issues a letter, addressed to the SEC, stating whether or not Marcum US agrees with the statements contained in this Item 4.01(a). A copy of Marcum US’s letter dated March 4, 2024, addressed to the SEC, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On February 27, 2024, Marcum Asia CPAs LLP (“Marcum Asia”) was engaged as the independent registered public accounting firm for the Company. The decision to replace Marcum US with Marcum Asia was approved the Audit Committee of the Board of Directors of the Company. During the Company’s two most recent fiscal years and through February 27, 2024, neither the Company nor anyone acting on the Company’s behalf consulted Marcum Asia with respect to any of the matters or reportable events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter, dated March 4, 2024, from Marcum LLP addressed to the Securities and Exchange Commission.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition I Co.

By:	/s/ Zhiyang Zhou
Name:	Zhiyang Zhou
Title:	Chief Executive Officer and Chief Financial Officer

Date: March 4, 2024